Exhibit L


                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522
                                (212) 735-3000


                                                December 19, 2003



Harris & Harris Group, Inc.
111 West 57th Street, Suite 1100
New York, New York 10019

                        Re: Harris & Harris Group, Inc.
                            Registration Statement on Form N-2
                            ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Harris & Harris Group, Inc., a New York corporation (the "Company"), in connection with the Underwriting Agreement, dated as of December 19, 2003 (the "Underwriting Agreement"), between you (the "Underwriter") and the Company, relating to the sale by the Company of 2,300,000 shares (the "Shares") of the Company's common shares of beneficial interest, par value $0.001 per share (the "Common Shares").

                  This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, (the "1933 Act"), and the Investment Company Act of 1940 (the "1940 Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) notification of election to be subject to Sections 55 through 65 of the 1940 Act on Form N-54A, (ii) the Registration Statement of the Company on Form N-2 (File Nos. 333-110064 and 814-176), as filed with the Commission on October 29, 2003, and as amended by Pre-Effective Amendment No. 1 on November 6, 2003, as amended by Pre-Effective Amendment No. 2 on December 9, 2003, and as amended by Pre-Effective Amend ment No. 3 on December 19, 2003, under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of the Underwriting Agreement (the "Under writing Agreement") proposed to be entered into between the Company, as issuer, and Punk Ziegel & Company, as underwriter (the "Underwriter"), filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Shares; (vi) the Amended Certificate of Incorporation, as filed with the Secretary of the State of New York on November 14, 1996, and the Amended By-Laws of the Company as currently in effect; and (vii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corpo rate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execu tion and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We also have assumed that the Underwriting Agree ment will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to any laws other than the laws of the State of New York.

                  Based upon and subject to the foregoing, we are of the opinion that when the Shares have been delivered to and paid for by the Underwriters as contem plated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regula tions of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP